EXHIBIT INDEX

(d)(3) Subadvisory Agreement and Amendment to Subadvisory Agreement by and between American Express Financial Corporation and RS Investment Management, L.P., dated July 15, 2003.

(d)(4) Subadvisory Agreement by and between American Express Financial Corporation and Bjurman, Barry & Associates, dated July 25, 2003.

(d)(5) Subadvisory Agreement by and between American Express Financial Corporation and UBS Global Asset Management (Americas) Inc., dated July 21, 2003.

(d)(6) Subadvisory Agreement and Amendment to Subadvisory Agreement by and between American Express Financial Corporation and Turner Investment Partners, Inc., dated April 7, 2003.

(h)(14) Fee Waiver Agreement between American Express Financial Corporation and American Express Client Service Corporation on behalf of AXP Focused Growth Fund, dated March 15, 2004.

(i) Opinion and Consent of Counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(p)(4) Code of Ethics adopted under Rule 17j-1 by AXP Partners Small Cap Growth Fund's Subadviser Bjurman, Barry & Associates.

(p)(6) Code of Ethics adopted under Rule 17j-1 by AXP Partners Small Cap Growth Fund's Subadviser UBS Global Asset Management (Americas) Inc.